ADMINISTRATION AGREEMENT

      This Administration Agreement is made as of this 1st day of April, 2002 between The Victory Portfolios, a Delaware business trust (herein called the "Trust"), on behalf of each investment portfolio of the Trust listed on Schedule I, and such additional investment portfolios as are hereafter created (individually referred to herein as a "Fund" and collectively, as the "Funds"), individually and not jointly, and BISYS Fund Services Ohio, Inc., an Ohio corporation (herein called "BISYS").

      WHEREAS,  the  Trust  is  an  open-end,   management   investment  company
registered  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act");

      WHEREAS, the Trust offers for sale shares of beneficial interest without par value of the Funds (herein collectively called "Shares"); and

      WHEREAS, the Trust desires to retain BISYS as its Administrator to provide it with certain administrative services with respect to each of the Funds and their respective Shares, and BISYS is willing to render such services.

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS

      The Trust has delivered to BISYS copies of each of the following documents (receipt of which is acknowledged) and will deliver to it all future amendments and supplements thereto, if any:

              (a) The Trust's Certificate of Trust and all amendments thereto (such Certificate of Trust, as presently in effect and as it shall from time to time be amended, herein called the "Trust's Certificate");

              (b) The By-Laws of the Trust (such By-Laws as presently in effect and as they shall from time to time be amended, herein called the "By-Laws");

              (c) Resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;

              (d) The Trust's most recent Post-Effective Amendment to its Registration Statement(s) under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to the Shares and any further amendment thereto;

              (e) Notification of registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and

              (f) Prospectuses and Statements of Additional Information of the Trust with respect to the Funds (such prospectuses and statements of additional information, as presently in effect and as they shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

                   II. ADMINISTRATION

       1. Appointment of Administrator. The Trust hereby appoints BISYS as its Administrator for each of the Funds on the terms and for the period set forth in this Agreement and BISYS hereby accepts such appointment and agrees to perform the services and duties set forth in this Article II for the compensation provided in this Article II. The Trust understands that BISYS now acts and will continue to act as administrator of various investment companies, and the Trust has no objection to BISYS' so acting. In addition, it is understood that the persons employed by BISYS to assist in the performance of its duties hereunder, will not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of BISYS or any affiliate of BISYS to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. BISYS shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

       2.     Services and Duties.

              (a) As Administrator, and subject to the supervision and control of the Trust's Board of Trustees, BISYS will provide facilities, equipment, statistical and research data, clerical services, internal compliance services relating to legal matters, and personnel to carry out all administrative services required for operation of the business and affairs of the Trust, other than those investment advisory functions which are to be performed by the Trust's investment advisers, those services to be performed by the Trust's custodian, distributor, transfer agent and fund accounting agent, and those services normally performed by the Trust's counsel and auditors. BISYS' responsibilities include without limitation the following services:

                     (1)  Providing   a  facility   to  receive   purchase   and
              redemption orders via toll-free IN-WATTS telephone lines or via electronic transmission;

                     (2) Providing for the preparing, supervising and mailing of confirmations for wire, telephone and electronic purchase and redemption orders;

                     (3) Providing and supervising the operation of an automated data processing system to process purchase and redemption orders received by BISYS (BISYS assumes responsibility for the accuracy of the data transmitted for processing or storage);

                     (4) Overseeing the performance of the Trust's custodian and transfer agent;



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


                     (5) Making available information concerning each Fund to its shareholders; distributing written communications to each Fund's shareholders of record such as periodic listings of each Fund's securities, annual and semi-annual reports, and Prospectuses and supplements thereto; and handling shareholder problems and calls relating to administrative matters; and

                     (6) Providing and supervising the services of employees whose principal responsibility and function shall be to preserve and strengthen each Fund's relationships with its shareholders.

              (b) BISYS shall assure that persons are available to transmit wire, telephone or electronic redemption requests to the Trust's transfer agent as promptly as practicable.

              (c) BISYS shall assure that persons are available to transmit wire, telephone or electronic orders accepted for the purchase of Shares to the Trust's transfer agent as promptly as practicable.

              (d) BISYS shall participate in the periodic updating of the Prospectuses and shall coordinate (i) the filing, printing and dissemination of reports to each Fund's shareholders and the Commission, including but not limited to annual reports and semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2, (ii) the preparation, filing, printing and dissemination of proxy materials, and (iii) the preparation and filing of post-effective amendments to the Trust's Registration Statement on Form N-1A relating to the updating of financial information and other routine matters.

              (e) BISYS shall pay all costs and expenses of maintaining the offices of the Trust, wherever located, and shall arrange for payment by the Trust of all expenses payable by the Trust.

              (f) BISYS, after consultation with legal counsel for the Trust, shall determine the jurisdictions in which the Shares shall be registered or qualified for sale and, in connection therewith, shall be responsible for the maintenance of the registration or qualification of the Shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of the Funds shall be made by the Funds.

              (g) BISYS shall provide the services of certain persons who may be appointed as officers of the Trust by the Trust's Board of Trustees.

              (h) BISYS shall oversee the maintenance by the Trust's custodian and transfer agent of the books and records required under the 1940 Act in connection with the performance of the Trust's agreements with such entities, and shall maintain, or provide for the maintenance of, such other books and records (other than those required to be maintained by the Trust's investment advisers and fund accounting agent) as may be required by law or may be required for the proper operation of the business and affairs of the Trust and each Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, BISYS agrees that all such books and records which it maintains, or is responsible for maintaining, for the Funds are the property of


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



the Trust and further agrees to surrender promptly to the Trust any of such books and records upon the Trust's request. BISYS further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act said books and records required to be maintained by Rule 31a-1 under said Act.

              (i) BISYS shall coordinate the preparation of the Funds' federal, state and local income tax returns.

              (j) BISYS shall prepare such other reports relating to the business and affairs of the Trust and each Fund (not otherwise appropriately prepared by the Trust's investment adviser, transfer agent, fund accounting agent or the Trust's counsel or auditors) as the officers and Trustees of the Trust may from time to time reasonably request in connection with the performance of their duties, and BISYS shall provide reports to the Board of Trustees summarizing issues relating to the provision of BISYS' services hereunder, of which BISYS is aware and the Board of Trustees should be aware.

               (k) In performing its duties as Administrator of the Trust, BISYS will act in conformity with the Trust's Certificate, By-Laws and Prospectuses and with the instructions and directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

       As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from the Trust.

       3. Subcontractors. It is understood that BISYS may from time to time subcontract with any entity or entities acceptable to the Trust in writing concerning the provision of administration services hereunder; provided, however, that the compensation of such persons shall be paid by BISYS and that BISYS shall be as fully responsible to the Trust, to the extent provided in
Article IV, for the acts of any subcontractor as if such acts were its own. Notwithstanding the foregoing, BISYS shall have no liability for the sub-administration services provided by Victory Capital Management, Inc., except to the extent that such liability arises out of BISYS' acts or omissions for which it would otherwise be liable for under Article IV hereunder.

       4. Expenses Assumed As Administrator. Except as otherwise stated in this subsection 4, BISYS shall pay all expenses incurred by it in performing its services and duties as Administrator, including the cost of providing office facilities, equipment and personnel related to such services and duties. Other expenses incurred in the operation of the Trust (other than those borne by the Trust's investment adviser) including taxes, interest, brokerage fees and commissions, if any, fees of trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Trust's investment advisers or BISYS or any of their affiliates, Securities and Exchange Commission fees and state blue sky registration or qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, fund accounting agents' fees, fidelity bond and trustees' and


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


officers' errors and omissions insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, costs attributable to shareholder services, including without limitation telephone and personnel expenses, costs of preparing and printing Prospectuses for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and Trust meetings and any extraordinary expenses will be borne by the Trust.

       5. Compensation. For the services provided and the expenses assumed as Administrator pursuant to this Article II, the Trust will pay BISYS a fee, computed daily and payable monthly, at the annual rate set forth in Schedule II hereto. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund. No individual Fund shall have any responsibility for any obligation, if any, with respect to any other Fund arising out of this Agreement.

       6. Survival of Compensation Rights. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

                              III. CONFIDENTIALITY

       BISYS will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and their prior or present shareholders or those persons or entities who respond to BISYS' inquiries concerning investment in the Trust, and except as provided below, will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, or the performance of its responsibilities and duties with regard to any other investment portfolio which may be added to the Trust in the future. Any other use by BISYS of the information and records referred to above may be made only after prior notification to and approval in writing by the Trust. Such approval shall not be unreasonably withheld and may not be withheld where (i) BISYS may be exposed to civil or criminal contempt proceedings for failure to divulge such information;
(ii) BISYS is requested to divulge such information by duly constituted authorities; or (iii) BISYS is so requested by the Trust.

                          IV. LIMITATION OF LIABILITY

       The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder. BISYS shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article IV, the term "BISYS" shall include partners, officers, employees and other agents of BISYS as well as BISYS itself.)

       So long as BISYS acts in good faith and with due diligence and without negligence, the Trust and the Adviser assume full responsibility and shall indemnify, jointly and severally, BISYS and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of BISYS' actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

            BISYS shall indemnify, defend, and hold the Trust harmless from and against any and all third party claims, actions and suits and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) resulting directly and proximately from BISYS's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

       The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case an indemnifying party may be asked to indemnify or hold the indemnified party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder.

       The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the indemnifying party and satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of a suit, it will reimburse indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party.

       BISYS shall notify the Trust at any time BISYS believes that it is in need of the advice of counsel to the Trust with regard to BISYS' responsibilities and duties pursuant to this Agreement. The Trust shall authorize counsel to the Trust to give such advice to BISYS, however, this Agreement shall not obligate counsel to the Trust to give such advice. BISYS may rely upon the advice of counsel to the Trust, or any other counsel, accountant or expert authorized by the Trust, and shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.

       Also, BISYS shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will

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

not be held to have notice of any change of authority of any officers, employees or agents of the Trust or the Adviser until receipt of written notice thereof from the Trust or the Adviser, as the case may be.

      NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.

                      V. ACTIVITIES OF THE ADMINISTRATOR.

      The services of BISYS rendered to the Trust are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of the Trust are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Trust, and that BISYS may be or become interested in the Trust as a Shareholder or otherwise.

                          VI. DURATION AND TERMINATION

      This Agreement shall become effective as of April 1, 2002, and, unless sooner terminated as provided herein, shall continue until March 31, 2004 (the "Initial Term"). Thereafter, if not terminated, this Agreement shall continue automatically as to a particular Fund for successive terms of two years ("Rollover Periods"); provided that such continuance is specifically approved by a vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party, and by the vote of the Trusts Board of Trustees or a majority of the outstanding voting securities of such Fund. This Agreement may be terminated without penalty
(i) by provision of a notice of non-renewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of 60 days advance written notice by the party alleging cause. Written notice of non-renewal must be provided at least 60 days prior to the end of the Initial Term or any Rollover Period, as the case may be.

      After such termination, for so long as BISYS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including, without limitation, the provisions dealing with indemnification, shall continue in full force and effect.

      Compensation due BISYS and unpaid by the Trust upon termination of this Agreement shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust in addition to the compensation described in Schedule II hereto, the amount of all its reasonable cash disbursements and cash disbursements approved by the Trust for services in connection with its activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents or any copies thereof. Subsequent to such termination, for a reasonable fee, BISYS will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

      For purposes of this Agreement, "cause" shall mean (a) a material breach that has not been cured within thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors.

      If, for any reason other than nonrenewal, mutual agreement of the parties or "cause," as defined above, BISYS' services are terminated herein, BISYS is replaced as administrator, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any sub-administrator appointed by BISYS as provided in Section 2 hereof), then the Trust shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the balance due BISYS for the remainder of the then-current term of this Agreement, assuming for purposes of calculation of the payment that such balance shall be based upon the average amount of the Trust's daily net assets for the twelve months prior to the date BISYS is replaced or a third party is added.

      In the event the Trust is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the then-current term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide administrator services consistent with this Agreement. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which BISYS is replaced or a third party is added.

      The parties further acknowledge and agree that, in the event BISYS is replaced, or a third party is added, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

                        VII. AMENDMENT OF THIS AGREEMENT

      No provisions of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

                                 VIII. NOTICES

      Notices of any kind to be given to the Trust hereunder by BISYS shall be in writing and shall be duly given if mailed or delivered to the Trust c/o Victory Capital Management, Inc., Investment Products Group 127 Public Square, Cleveland, Ohio 44114, Attn: Kathleen A. Dennis, President, with a copy to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022,
Attn: Jay Baris, Esquire, or at such other address or to such individual as shall be so specified by the Trust to BISYS. Notices of any kind to be given to BISYS hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to BISYS at 3435 Stelzer Road, Columbus, Ohio 43219,
Attention: William J. Tomko, or at such other address or to such individual as BISYS shall specify to the Trust.

                           IX. MAINTENANCE OF SYSTEMS
                      AND EQUIPMENT; UNCONTROLLABLE EVENTS

      BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. In the event of computer or other equipment failures beyond its reasonable control, BISYS shall use its best efforts to minimize service interruptions. BISYS represents and warrants that the various procedures and systems which it has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder. Notwithstanding the foregoing, BISYS assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss caused by events beyond its reasonable control. In any such event, BISYS shall, at no additional expense to the Trust, take all steps reasonably necessary to minimize service interruptions.

                       X. REPRESENTATIONS AND WARRANTIES

      The Trust represents and warrants to BISYS that this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      BISYS represents and warrants that: (a) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder; and (b) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS , will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.



                               XI. MISCELLANEOUS

      1. Construction. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Article V hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Ohio law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

      2. Names. The names "The Victory Portfolios" and "Trustees of The Victory Portfolios" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Certificate of Trust filed on December 21, 1995 at the office of the Secretary of State of the State of Delaware which is hereby referred to and is also on file at the principal office of the Trust. The obligations of The Victory Portfolios entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the trustees, shareholders or representatives of the Trust personally but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

      3. References to a Fund. Every reference to a Fund will be deemed a reference solely to the particular Fund (as set forth in Schedule A, as may be amended from time to time). Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without otherwise limiting the scope of this paragraph, BISYS shall not have any right to set off claims of a Fund by applying property of any other Fund.

      4. Assignment. This Agreement and the rights and duties hereunder shall not be assignable by either party without the written consent of the other party.

      5. Privacy. Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust or the Adviser to BISYS, or collected or retained by BISYS to perform its duties as administrator of the Funds shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of the Trust or as required or permitted by law. BISYS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of the Trust. The Trust represents to BISYS that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange

Commission Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

      6. Headings. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      7. Complete Agreement. This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including, without limitation, the 1998 Agreement.

      8. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

      9. Amendments. No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto. For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and BISYS may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                          The Victory Portfolios, on behalf of
                                          each Fund listed on Schedule I,
                                          individually and not jointly

                                          By:  /s/ Kathleen A. Dennis
                                             -------------------------------
                                          Name: Kathleen A. Dennis
                                          Title: President


Attest: _____________________


                                           BISYS Fund Services Ohio, Inc.


                                           By: /s/ Frederick J. Naddaff
                                              --------------------------------
                                           Name:  Frederick J. Naddaff
                                           Title:
                                                 -----------------------------

                                   Schedule I
                                     to the
                            Administration Agreement
                                     between
                             The Victory Portfolios
                                       and
                         BISYS Fund Services Ohio, Inc.

                            Dated as of April 1, 2002


                                Name of Portfolio
                                -----------------


1.Victory Balanced Fund                       19. Victory Federal Money Market Fund
2.Victory Diversified Stock Fund              20. Victory Convertible Fund
3.Victory Growth Fund                         21. Victory LifeChoice Conservative Investor Fund
4.Victory Intermediate Income Fund            22. Victory LifeChoice Growth Investor Fund
5.Victory International Growth Fund           23. Victory LifeChoice Moderate Investor Fund
6.Victory Ohio Municipal Bond Fund            24. Victory Gradison Government Reserves Fund
7.Victory Prime Obligations Fund              25. Victory Small Company Opportunity Fund
8.Victory Real Estate Investment Fund         26. Victory EstablishedValue Fund
9.Victory Special Value Fund                  27. Victory Nasdaq 100 IndexFund
10.Victory Stock Index Fund
11.Victory Tax-Free Money Market Fund
12.Victory Value Fund
13.Victory Financial Reserves Fund
14.Victory Fund for Income
15.Victory Institutional Money Market Fund
16.Victory National Municipal Bond Fund
17.Victory New York Municipal Bond Fund
18.Victory Ohio Municipal Money Market Fund

                                   SCHEDULE II
                                     to the
                            Administration Agreement
                                     between
                             The Victory Portfolios
                                       and
                         BISYS Fund Services Ohio, Inc.
                                      2002

                                      FEES
                                      ----


      Pursuant to ARTICLE II, Section 5 of the Agreement, BISYS shall be entitled to receive a fee based upon the annual rate set forth below:

Average Daily Net
Assets of the Complex               Fee Amount
---------------------               ----------

First $8 billion                    Fourteen   one-hundredths   of  one
                                    percent (.14%) of average daily net
                                    assets of the Victory Portfolios

Next $17 billion                    Ten  one-hundredths  of one percent
                                    (.10%) of average  daily net assets
                                    of the Victory Portfolios


All assets exceeding $25 billion    Eight one-hundredths of one percent
                                    (.08%) of average  daily net assets
                                    of the Victory Portfolios